EXHIBIT 23.1
                                                                    ------------


INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in Registration Statements No. 33-25989 and 333-21395 on Form S-8 of TouchStone Software Corporation of our report dated February 4, 2004, relating to the financial statements appearing in the Annual Report on Form 10-KSB of TouchStone Software Corporation for the year ended December 31, 2003.



/s/ Sullivan Bille, P.C.

Boston, Massachusetts
February 4, 2004